Exhibit 13.1

Certification of the Chief Executive Officer and Chief Financial Officer as required by
Rule 13a-14(b) of the Securities Exchange Act of 1934

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Rich Wheeless, Chief Executive Officer and Chief Financial Officer of ParcelPal Technology Inc. (the “Company”), hereby certifies that, to the best of his knowledge:

1.
The Company’s Annual Report on Form 20-F for the period ended December 31, 2020, to which this Certification is attached as Exhibit 13.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2021

/s/ Rich Wheeless
Rich Wheeless
Chief Executive Officer
Chief Financial Officer